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Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our Independent Auditors' Report dated March 26, 2004 relating to the consolidated financial statements, which appears in ImageWare Systems, Inc. Annual Report on Form 10-KSB for the year ended December 31, 2003. We also consent to the reference to us under the headings "Experts" in such Registration Statement.

/s/ STONEFIELD JOSEPHSON, INC. Stonefield Josephson, Inc.
Santa Monica, California April 19, 2004

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CONSENT OF INDEPENDENT AUDITORS